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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                               September 30, 1996
                        ---------------------------------
                                 Date of Report
                        (Date of earliest event reported)


                     ADVANCED ORTHOPEDIC TECHNOLOGIES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                     0-20434                    13-3531824
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   (State or other               (Commission              (IRS Employer
   jurisdiction of               File Number)             Identification No.)
   incorporation)


             151 Hempstead Turnpike, West Hempstead, New York 11552
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              (Address of registrant's principal executive offices)


                                 (516) 481-9670
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              (Registrant's telephone number, including area code)


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Item 5. Other Events

     On September 30, 1996, the Registrant, Advanced Orthopedic Technologies, Inc.("AOT"), entered into a definitive Agreement and Plan of Merger with a wholly-owned subsidiary of NovaCare, Inc.(the "Merger Agreement"). The Merger Agreement provides for an all-cash transaction in which the holders of AOT Common Stock are expected to receive approximately $3.00 per share, subject to certain adjustments.

     The Merger Agreement has been approved by AOT's Board of Directors, and the effectiveness of the merger is subject to the approval of AOT's shareholders. AOT intends to file with the Securities and Exchange Commission("SEC") a Proxy Statement regarding the merger and to call a special meeting of shareholders to approve the merger, which, under Nevada law, requires the approval by the holders of a majority of AOT's outstanding Common Stock. It is anticipated that after approval by the AOT shareholders, the merger will become effective prior to December 31, 1996.

     Under the terms of the Merger Agreement, the NovaCare subsidiary will provide a total merger consideration of $14,080,000 in cash, which will be utilized to pay the per share cash price to holders of AOT Common Stock, to pay the excess, if any, of such per share cash price over the exercise price of outstanding stock options under AOT's 1992 Stock Option and Stock Appreciation Rights Plan and outstanding AOT Common Stock Purchase Warrants, and to pay AOT's expenses in the merger transaction. Under the terms of the Merger Agreement, NovaCare will permit AOT to have up to $4,000,000 of bank debt, debt owed under certain acquisitions and debt for borrowed money owed to executive officers, at the effective time of the merger; indebtedness of such types in excess of such amounts will be considered merger expenses of AOT.

     Andrew H. Meyers, President and Chief Executive Officer of AOT, and Norbert
B. Meyers, Chairman of the Board, Vice President and Secretary of AOT, have each agreed with NovaCare to vote all of their shares of AOT to approve the transactions contemplated by the Merger Agreement.

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Item 7. Financial Statements and Exhibits

     (a) Financial Statements. No financial statements are required to be filed in connection with this Report.

     (b) Exhibits. The following Exhibits are filed as part of this Report:

     10.38. Agreement and Plan of Merger dated September 30, 1996 by and among Advanced Orthopedic Technologies, Inc., a Nevada corporation; NovaCare Orthotics & Prosthetics, Inc., a Delaware corporation (O&P); and AOT Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of O&P.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ADVANCED ORTHOPEDIC TECHNOLOGIES, INC.

                                    By  /s/ ANDREW H. MEYERS
                                      ------------------------------------------
                                        Name:  Andrew H. Meyers
                                        Title: President

Dated: September 30, 1996

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